UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2024

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41488	82-5089826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Professional Drive, Suite 260

Gaithersburg, MD 20879

(Address of principal executive offices) (Zip Code)

(240) 430-4212

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.00001 per share	SHPH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 8, 2024, Shuttle Pharmaceuticals, Inc. (“Shuttle Pharma”), a wholly owned subsidiary of Shuttle Pharmaceuticals Holdings, Inc. (the “Company”), entered into a work order (the “Work Order”) with Theradex Systems, Inc., a New Jersey contract research organization (“CRO”) for purposes of supporting Shuttle Pharma’s “Phase 2 Study of Ropidoxuridine as a Radiation Sensitizing Agent During Radiotherapy in Patients with Newly Diagnosed IDH-Wildtype Glioblastoma with Unmethylated MGMT Promotor.” The Phase 2 clinical trial was previously approved by the U.S. Food and Drug Administration, or the FDA, in January 2024 and the Institutional Review Board on June 21, 2024. As such, Shuttle Pharma is now in the process of signing up six clinical sites where the clinical studies will be performed – two of which have completed initial site initiation visits and one of which is ready to enroll patients – and where the CRO will oversee such studies.

Under the terms of the Work Order, the CRO will oversee the studies for a period of 53 months (the “Term”), including overseeing and monitoring the regulatory aspects of the Phase 2 clinical trial, and managing the documentation surrounding the clinical trial in exchange for a fee of approximately $2.3 million, payable in stages and based upon services performed during the Term of the study. The underlying terms of the Work Order are governed by a master service agreement, dated November 1, 2018 (the “MSA”), between Shuttle Pharma and the CRO, which contains standard intellectual property, confidentiality, indemnification and insurance provisions, ensuring that Shuttle Pharma will own all intellectual property developed from the Phase 2 clinical trial.

The foregoing description of the Work Order and the MSA do not purport to be complete and are qualified in their entirety by reference to the full text of such agreement, which are filed herewith as Exhibits 10.1 and 10.2 and are incorporated by reference herein.

Item 8.01 Other Events.

On August 14, 2024, the Company issued a press release announcing that it had entered into agreements with two of the six planned locations that will administer the Company’s Phase 2 clinical trial of Ropidoxuridine for the treatment of patients with glioblastoma. A copy of the press release is furnished herewith.

The information in this Item 8.01 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information contained in this Item 8.01.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to statements concerning future results, strategy and plans of the Company (including certain statements which may be identified by the use of the words “plans,” “expects,” “does not expect,” “estimated,” “is expected,” “budget,” “scheduled,” “estimates,” “forecasts,” “intends,” “anticipates,” “does not anticipate” or “believes,” or variations of such words and phrases, or state that certain actions, events or results “may,” “could,” “would,” “might,” “projects,” “will,” “will be taken,” “occur” or “be achieved”). Forward-looking statements are based on the opinions and estimates of management of the Company, as of the date such statements are made, and they are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Additional information on these and other factors that may cause actual results and the Company’s performance to differ materially is included in the Company’s periodic reports filed with the Securities and Exchange Commission, or the SEC. Copies of the Company’s filings with the SEC are available publicly on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligations to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Work Order, dated August 8, 2024, between Shuttle Pharmaceuticals, Inc. and Theradex Systems, Inc.*
10.2	Master Services Agreement, dated November 1, 2018, between Shuttle Pharmaceuticals, Inc. and Theradex Systems, Inc.
99.1	Press Release dated August 14, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*certain portions of this exhibit have been redacted because it (i) is not material and (ii) is the type of information that the company normally treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

Dated: August 14, 2024

	By:	/s/ Anatoly Dritschilo
	Name:	Anatoly Dritschilo
	Title:	Chief Executive Officer